UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2009

Hudson Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-13412	13-3641539
(Commission File Number)	(IRS Employer Identification No.)

PO Box 1541, One Blue Hill Plaza Pearl River, New York 10965

(Address of Principal Executive Offices) (Zip Code)

(845) 735-6000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2009, Hudson Technologies, Inc. (the "Registrant"), through its subsidiary, Hudson Technologies Company ("HTC"), entered into a Fifth Amendment to the Amended and Restated Loan Agreement (the "Amendment") with Keltic Financial Partners II, LP, successor-in-interest to Keltic Financial Partners, LP ("Keltic") and Bridge Healthcare Finance, LLC ("Bridge"), which amended HTC's existing credit facility with Keltic and Bridge (the "Facility"). As a result of the Amendment, the Facility will bear interest at a rate equal to the greater of (i) the prime rate plus 0.875%, (ii) LIBOR plus 3.375%, (iii) or 6.5%. The Amendment also modified the minimum EBITDA that HTC is required to achieve each fiscal quarter through the fiscal quarter ended March 31, 2011. As of August 12, 2009 the Facility bore interest at 6.5%. At August 12, 2009, the total borrowings under the Facility were approximately $8,341,000. The description of the Amendment in this report does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Fifth Amendment to Amended and Restated Loan Agreement between Hudson Technologies Company, Keltic Financial Partners, L.P and Bridge Healthcare Finance, LLC, dated August 12, 2009;

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON TECHNOLOGIES, INC.

Date: July 21, 2009	By:	/s/ Stephen P. Mandracchia
	Name:	Stephen P. Mandracchia
	Title:	Vice President Legal & Regulatory, Secretary